EXHIBIT 4.1:  FORM OF SUBSCRIPTION CERTIFICATE.


CONTROL No. _________                  Number of Subscription Rights ___________

  VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M. NEW YORK CITY
                           TIME, ON _______ __, 2001

                               PURCHASESOFT, INC.
                      SUBSCRIPTION RIGHTS FOR COMMON STOCK

Dear Stockholder:

         As the registered owner of this Subscription Certificate, you are the owner of the number of subscription rights (each a "Subscription Right") shown above. Each Subscription Right entitles you to subscribe for one share of common stock, par value $0.01 per share ("Common Stock"), of PurchaseSoft, Inc. (the "Basic Subscription Privilege"). You may subscribe for such shares at the Subscription Price of $0.88 per share. If you subscribe for all of the shares available pursuant to the Basic Subscription Privilege, you are also entitled to purchase an unlimited number of additional shares at the Subscription Price (subject to proration) (the "Oversubscription Privilege").

         The other terms and conditions of these Subscription Rights are set forth in the enclosed prospectus. You have been issued 1.52 Subscription Rights per share of Common Stock that you held on May ___, 2001. You have not been issued fractional Subscription Rights, but instead your number of Subscription Rights was rounded down to the nearest whole Subscription Right.

SAMPLE CALCULATION OF BASIC SUBSCRIPTION PRIVILEGE:

       Shares of Common Stock owned on May ___, 2001:                        100
       (number of Subscription Rights issued per share of Common Stock):   X1.52
                                                                           -----

         New Shares:                                                        152

You have two choices:

         1. You can subscribe for all of the new shares listed at the top of the page (the "Basic Subscription Privilege").

         2. You can subscribe for more than the number of new shares listed above (the "Oversubscription Privilege"). Shares may be available to you subject to an allocation process as described in the prospectus.

TO SUBSCRIBE, FULL PAYMENT OF THE SUBSCRIPTION PRICE IS REQUIRED FOR EACH SHARE OF COMMON STOCK. YOU MUST COMPLETE THE REVERSE SIDE OF THIS FORM TO SUBSCRIBE FOR NEW SHARES.

ATTEST:                                              PURCHASESOFT, INC.
By: /s/  Philip D. Wolf                              By: /s/  Donald S. Laguardia
    --------------------------------                     -----------------------------
         Philip D. Wolf,                                      Donald S. LaGuardia
         Assistant Secretary                                  Chairman and CEO

                                            Control No.:
                                                                       --------------------------
                                            Account No.:
                                                                       --------------------------
                                            No. of Subscription Rights:
                                                                       --------------------------

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                  DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE

BY FIRST CLASS MAIL, REGISTERED MAIL OR OVERNIGHT DELIVERY:

                     American Stock Transfer & Trust Company
                             Attention: Rights Agent
                        6201 Fifteenth Avenue, 3rd Floor
                               Brooklyn, NY 11219

                    Delivery to an address other than one of the addresses
                               listed above will not
                             constitute valid delivery.
                    Delivery by facsimile will not constitute valid delivery.

                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL BASIC SUBSCRIPTION PRIVILEGE OR A PORTION
THEREOF:

I apply for ______________________ shares x $0.88  =    $_______________________
                (no. of new shares)                            (amount enclosed)

IF YOU HAVE SUBSCRIBED FOR YOUR FULL BASIC SUBSCRIPTION PRIVILEGE AND WISH TO PURCHASE ADDITIONAL SHARES PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE:

I apply for ______________________ shares x $0.88  =    $_______________________
                (no. of new shares)                            (amount enclosed)

TO SUBSCRIBE: I acknowledge that I have received the prospectus for this offer and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the prospectus. I hereby agree that if I fail to pay for the shares of Common Stock for which I have subscribed, PurchaseSoft, Inc. may exercise its legal remedies against me.

                                              __________________________________
                                              Signature(s) of Subscriber(s)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS SUBSCRIPTION CERTIFICATE.

                    SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS
                        FOR SUBSCRIPTION RIGHTS HOLDERS:

(a) To be completed ONLY if the certificate representing the Common Stock is to be issued in a name other than that of the registered holder. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

ISSUE COMMON STOCK TO:
-----------------------------------------                         ------------------------------------
         (Please Print Name)                                           (Street Address)

-----------------------------------------                         -------------------------------------
         (Social Security # or Tax ID #)                               (City,   State        Zip Code)

(b) To be completed ONLY if the certificate representing the Common Stock is to be sent to an address other than that show above. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S)
         SECTION BELOW.

----------------------------------------                           ------------------------------------
         (Please Print Name)                                           (Street Address)

-----------------------------------------                          ------------------------------------
         (Social Security # or Tax ID #)                               (City,   State        Zip Code)

                                 ACKNOWLEDGEMENT

         THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU SIGN BELOW

         I/We acknowledge receipt of the prospectus and understand that after delivery to the PurchaseSoft, Inc., I/we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct. If the Special Issuance or Delivery Instructions for Subscription Rights Holders are completed, I/we certify that although the certificate representing the Common Stock is to be issued in a name other than one registered holder, beneficial ownership of the Common Stock will not change.

         The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever.

SIGN HERE:
           --------------------------         -------------------------------
                               Signature(s) Of Registered Holder

DATED:                     , 2001
       --------------------

         If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s):                                                      Daytime Phone:
         --------------------------------------------                        --------------------------------------

Capacity (Full Title):                                        Evening Phone:
                       ------------------------------                        --------------------------------------

Address:                                                      Taxpayer Identification
         --------------------------------------------          or Social Security Number:
          (including zip code)                                                             ------------------------

                        GUARANTEE OF SIGNATURE(S)

         All Subscription Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institutions. An "Eligible Institution" for this purpose is a bank, stockbroker, savings and loan association and credit union with membership in an approved signature guaranteed medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

Authorized Signature:                                         Name of Firm:
                      -------------------------------                       ---------------------------------------

Name:                                                         Address:
      -----------------------------------------------                  --------------------------------------------

Title:                                                        Area Code and Telephone No.:
       ----------------------------------------------                                      ------------------------

YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER YOUR OWN OR TO A STOCKHOLDER OTHER THAN THE REGISTERED HOLDER.

Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange, or (c) a credit union.

                                  Signature Guaranteed:

                                  By:
                                     ---------------------------------------
                                                (Signature of Officer)

                                  -------------------------------------------
                                               (Name of Bank or Firm)

FULL PAYMENT FOR THE SHARES MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY (I) CHECK OR BANK DRAFT DRAWN UPON UNITED STATES BANK OR POSTAL, TELEGRAPHIC OR EXPRESS MONEY ORDER PAYABLE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, AS SUBSCRIPTION AGENT; OR (II) IN THE CASE OF PERSONS ACQUIRING SHARES AT AN AGGREGATE SUBSCRIPTION PRICE OF $500,000 OR MORE, AN ALTERNATIVE PAYMENT METHOD ARRANGED WITH THE SUBSCRIPTION AGENT AND APPROVED BY PURCHASESOFT, INC.

STOCK CERTIFICATES FOR THE SHARES SUBSCRIBED TO PURSUANT TO THE RIGHTS OFFERING WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER THE EXPIRATION DATE. ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICABLE THEREAFTER.

FOR INSTRUCTIONS ON THE USE OF PURCHASESOFT, INC. SUBSCRIPTION CERTIFICATES CONSULT PHILIP B. WOLF, CHIEF FINANCIAL OFFICER OF PURCHASESOFT, INC. ((952) 843-6104), OR YOUR BANK OR BROKER WITH QUESTIONS